EXHIBIT 10.12


                           CONVERTIBLE PROMISSORY NOTE

$1,500,000                                                      January 23, 2001

         FOR VALUE RECEIVED, the undersigned, VICOM, INCORPORATED, a Minnesota corporation (the "Maker"), hereby promises to pay to the order of Pyramid Trading Limited Partnership or its assigns (the "Payee"), at such place as the Payee may designate in writing, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), as follows.

1. INTEREST. The unpaid principal balance hereof from time to time outstanding shall bear interest beginning January 23, 2001 at the rate of eight percent (8%) per annum, payable quarterly in arrears, on March 31, June 30, September 30 and December 31. The first interest payment is due on March 31, 2001.

2. DUE DATE. The principal hereof, together with all accrued, but unpaid interest, is payable in full on January 22, 2003. Despite the foregoing, if at any time, the number of shares of the Maker's Common Stock into which the Payee may convert this Note, when added to the number of shares of the Maker's Common Stock that the Payee may then acquire upon exercise in full of a Warrant of this date, would exceed 20% of the outstanding shares of the Maker's Common Stock (including the shares so acquired by the Payee), then the entire principal balance hereof, together with all accrued, but unpaid interest, shall be immediately due and payable.

3. PREPAYMENTS. This Note may be prepaid, in whole or in part, without penalty by Maker upon fifteen days written notice to Payee. Prepayments shall be applied first to accrued, but unpaid interest, and then to principal.

4. DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable:

         (a) The Maker shall fail to make any payment of principal or interest when due and such failure shall continue for 10 days after the due date thereof.

         (b) The Maker shall become insolvent or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker.

5. CONVERSION. At any time while any portion of the principal or interest of this Note is outstanding (including during the notice period prior to any prepayment by the Maker), the Payee may give the Maker written notice of its intention to convert all or any portion of the

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outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker's Common Stock, as follows. Upon receipt of the Payee's notice, the Maker shall within ten (10) days thereafter, and in full and complete satisfaction of the Note portion elected by the Payee for conversion, cause the issuance to the Payee of a full share of Common Stock for each $4.75 (the "Conversion Price") of principal and/or interest so converted.

         (a) The Conversion Price shall be adjusted from time to time such that in case the Maker shall hereafter:

         (i) pay any dividends on any class of stock of the Maker payable in Common Stock or securities convertible into Common Stock;

         (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

         (iii) combine outstanding shares of Common Stock, by reclassification or otherwise.

In any such event, the Conversion Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of the Maker's Common Stock outstanding immediately prior to such event, multiplied by the then existing Conversion Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Conversion Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Payee shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Maker, the Maker's Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this subsection, the Payee shall become entitled to receive any shares of the Maker other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.


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         (b) In case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), there shall be no adjustment under subsection (a) of this Section 5 but the Payee shall have the right thereafter to convert all or a portion of the outstanding principal and/or accrued but unpaid interest on this Note into the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the same portion of the Note been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the conversion of the Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         (c) Upon any adjustment of the Conversion Price, then and in each such case, the Maker shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Payee as shown on the books of the Maker, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6. APPLICABLE LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

7. WAIVERS. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

8. NO SETOFFS. The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.


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9. COSTS OF COLLECTION. If this Note is not paid when due, the Maker shall pay
Payee's reasonable costs of collection, including reasonable attorney's fees.

                                        VICOM, INCORPORATED



                                        By /s/ James L. Mandel
                                           -------------------------------------

                                        Its    CEO
                                           -------------------------------------


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